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                                                                    EXHIBIT 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Form S-8 registration statement of our reports dated December 5, 1997, November 10, 1998, November 24, 1999, November 10, 2000 and November 6, 2001, included in RMH Teleservices, Inc.'s Form 10-K/A for the fiscal year ended September 30, 1997, Forms 10-K for the fiscal years ended September 30, 1998 and 1999, and Forms 10-K/A for the fiscal years ended September 30, 2000 and 2001, respectively, and to all references to our Firm included in this registration statement.


/s/ Arthur Andersen LLP

Philadelphia, Pennsylvania
May 13, 2002